Exhibit  10.1



                      Consulting Agreement


      THIS  AGREEMENT, is made this ____day  of  March,  2000,

("Agreement"),  by and between NS GROUP, INC. ("Company")  and

RONALD R. NOEL ("Consultant").

      WHEREAS, Consultant has been employed by the Company  as

Vice  President and as President of Newport Steel  Corporation

("Newport"); and

      WHEREAS,  Consultant is retiring as an  officer  of  the

Company,   and  as  President  and  an  employee  of  Newport,

effective March 31, 2000; and

     WHEREAS, the Company has requested that Consultant remain

available  in  an advisory capacity after his retirement  from active employment;

      NOW,  THEREFORE, in consideration of the mutual promises

herein contained, the parties agree as follows:

       1.    Consultant  will  be  retained  by  the  Company,

effective  April  1,  2000,   to  advise  the  Company  and/or

Newport,  as  requested by the Company, for a term  of  twelve

(12) months.

       2.    Consultant  will  receive  a  consulting  fee  of

$1,500.00 per day for each day that he provides such services,

plus  reasonable expenses incurred by Consultant,  payable  on

the  last  business  day of each month.   Consultant  will  be

available  as needed, but will provide such services  no  more than  fifteen (15) days per month, without his prior agreement to  work  a greater number of days.  A day in which Consultant spends four (4) hours or less in performing such service  will count  as one-half day and a day in which he spends more  that four  (4) hours, but no more than eight (8) hours, will  count as  a full day.  If Consultant works more that eight (8) hours in a day, the excess hours will be credited toward another day of service.



      3.   In performing such service, Consultant will act  as

an  independent contractor and will not be an employee of  the

Company  or  Newport.  He will report on a regular  basis  and when requested to the President and Chief Executive Officer of the  Company,  or  to  another  officer  as  directed  by  the

President and Chief Executive Officer.

     4.   Any notice given pursuant to this Agreement is to be

sent via first-class mail or fax as follows:

     To the Company:     Mr. Rene J. Robichaud
                         Fax: (606) 292-6825
                         President and C.E.O.
                         NS Group, Inc.
                         530 W. Ninth Street
                         Newport, Kentucky  51071

     To the Consultant:  Mr. Ronald R. Noel
                         10741 Omaha Trace
                         Union, Kentucky  41091


     4.   This Agreement will be binding upon and inure to the

benefit  of  the parties and shall not be assigned  by  either party without the prior written consent of the other party.

     5.   This Agreement shall be governed by and construed in

accordance with the laws of the Commonwealth of Kentucky.

     6.   This Agreement contains the entire agreement between

the  parties  with respect to this matter and  supersedes  any

previous  understandings  or  agreements,  written  or   oral,

regarding such consulting services.



       IN  WITNESS  WHEREOF,  the  parties  have  caused  this

Agreement to be executed individually and by a duly authorized representative as of the date first set forth above.



                              NS GROUP, INC.



                              By: /s/Rene J. Robichaud
                                  Rene J. Robichaud
                                  President and C.E.O.


                              CONSULTANT



                              /s/Ronald R. Noel
                              Ronald R. Noel